Exhibit 99. h(2)(vii)

Broker-Dealer Name:  Raymond James & Associates, Inc.

BROKER-DEALER AGREEMENT

BlackRock Distributors, Inc.

760 Moore Road

King of Prussia, PA 19406

Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of common shares of beneficial interest or common shares of stock, as the case may be (“Shares”) in any closed-end investment company (each a “Closed-End Fund”) or any portfolio of an open-end investment company (each an “Open-End Fund” and, together with the Closed-End Funds, the “Funds”) distributed by BlackRock Distributors, Inc. that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the offering of Shares of the Funds and the agent for the continuous distribution of such Shares pursuant to the terms of the Distribution Agreement between you and each Fund.

As used herein, the term “Prospectus” shall mean the currently effective prospectuses and, unless the context otherwise requires, related statement(s) of additional information (the “Statement of Additional Information”) incorporated therein by reference, as the same are amended and supplemented from time to time, of each of the respective Funds. As used herein unless otherwise indicated, the term “Preliminary Prospectus” means any preliminary prospectus and any preliminary Statement of Additional Information included at any time as a part of the registration statement for any Fund prior to the effective date thereof and that is authorized by you for use in connection with the offering of Shares.

In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1.               Customers of ours who purchase Shares are for all purposes our customers and not customers of the Fund. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (the “NASD”), and specifically including, but not limited to, Rule 22c-1(a) under the 1940 Act. Other than as contemplated in this agreement or the Prospectus, in no transaction involving Shares shall we have any authority to act as agent for the Fund or for you.

2.               (a)                                  All orders for the purchase of Investor A Shares of an Open-End Fund during its initial offering period (the “Initial Offering Period”) shall be executed at the initial public offering price per share set forth in the Prospectus of the Open-End Fund plus the applicable front-end sales load, if any. All orders for the purchase of Investor A Shares of an Open-End Fund during its continuous offering period (the “Continuous Offering Period”) shall be executed at the then current public offering price per share (i.e., the net asset value per share (“NAV”) for Investor A Shares plus the applicable front-end sales load, if any) and all orders for the redemption of Investor A Shares of an Open-End Fund received by the transfer agent before the close of regular trading on the New York Stock Exchange (“NYSE”) (currently 4 p.m. (Eastern time)) shall be executed at the NAV calculated at the close of trading on that day for Investor A Shares and the proceeds of such redemptions shall be reduced by any applicable deferred sales charge as set forth in the Prospectus of such Fund. Purchase orders received after the close of trading will be priced based on the next calculation of NAV.

All orders for the purchase of Investor B and Investor C Shares of an Open-End Fund during its Initial Offering Period, if any such shares are sold during the Initial Offering Period, shall be executed at the initial public offering price per share set forth in the Prospectus.

All orders for the purchase of Investor B and Investor C Shares of an Open-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (currently the NAV for Investor B and Investor C Shares). All orders for redemption of Investor B and Investor C Shares of an Open-End Fund received by the transfer agent before the close of regular trading on the NYSE (currently 4 p.m. (Eastern time)) shall be executed at the applicable NAV calculated at the close of trading on that day for Investor B and Investor C Shares and the proceeds of such redemptions shall be reduced by any applicable deferred sales charge as set forth in the Prospectus of such Fund. Purchase orders received after the close of trading will be priced based on the next calculation of NAV.

(b)                                 All orders for the purchase of Investor A Shares of a Closed-End Fund during its Initial Offering Period shall be executed at the initial public offering price per share set forth in the Prospectus of the Closed-End Fund plus the applicable front-end sales load, if any. All orders for the purchase of Investor A Shares of a Closed-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (i.e., the NAV for Investor A Shares plus the applicable front-end sales load, if any) and all requests for repurchase of Investor A Shares of a Closed-End Fund shall be executed at the NAV for Investor A Shares as determined on the pricing date for the repurchase offer and the proceeds of such repurchases shall be reduced by (i) any deferred sales charge applicable to such shares and/or (ii) expenses permitted by Rule 23c-3 under the 1940 Act for repurchase offers, in either case as set forth in the Prospectus of the Fund or the applicable repurchase offer notice, as the case may be.

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All orders for the purchase of Investor B and Investor C Shares of a Closed-End Fund during its Initial Offering Period, if any such shares are sold during the Initial Offering Period, shall be executed at the initial public offering price per share set forth in the Prospectus. All orders for the purchase of Investor B and Investor C Shares of a Closed-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (currently the NAV for Investor B and Investor C Shares). All orders for repurchases of Investor B and Investor C Shares of a Closed-End Fund shall be executed at the NAV for Investor B and Investor C Shares as determined on the pricing date for the repurchase offer and the proceeds of such repurchases shall be reduced by (i) any deferred sales charge applicable to such shares and/or (ii) expenses permitted under Rule 23c-3 under the 1940 Act for repurchase offers, in either case as set forth in the Prospectus of the Fund or the applicable repurchase offer notice, as the case may be.

(c)                                  We expressly acknowledge and understand that Shares of any Closed-End Fund will not be repurchased by either the respective Closed-End Fund (other than through repurchase offers or tender offers from time to time, if any) or you and that no secondary market for the Shares of any such Closed-End Fund exists currently or is expected to develop. We also expressly acknowledge and agree that, in the event your customer cancels their order for such shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through you. ANY REPRESENTATION AS TO A REPURCHASE OFFER OR A TENDER OFFER BY A CLOSED-END FUND, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

(d)                                 The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus of such Fund. Each Fund reserves the right to reject any purchase order. Each Fund reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of its Shares.

3.               In ordering Shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus (or Preliminary Prospectus during any Initial Offering Period) of such Fund. We agree that we shall not offer or sell Shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of Shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus (or Preliminary Prospectus during any Initial Offering Period) and, upon request, the Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period) of the Fund involved; and unless otherwise agreed, we shall promptly confirm in writing all share transactions of our customers. In connection with repurchase offer for Shares of Closed-End Funds, we agree to deliver or cause to be delivered to each person to whom any such offer is made, a copy of the repurchase offer notice. You agree to supply us with copies of the

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Prospectus (or Preliminary Prospectus during any Initial Offering Period), Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period), annual and interim reports, proxy solicitation materials, repurchase offer notices and any such other information and materials relating to each Fund in reasonable quantities upon request.

4.               Each Fund has filed with the SEC a Registration Statement (the “Registration Statement”) on the SEC form applicable to the respective Fund. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the “Effective Date”. Prior to the Effective Date of the Registration Statement with respect to a particular Fund, we expressly acknowledge and understand that with respect to such Fund:

(a)                                  Shares of such Fund may not be sold, nor may offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

(b)                                 The Fund’s Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of Shares of such Fund, does not constitute an offer to sell or the solicitation of an offer to buy Shares of such Fund and is subject to completion and modification by the definitive Prospectus.

(c)                                  In the event that we transmit indications of interest to you for accumulation prior to the Effective Date, we will be responsible for confirming such indications of interest with our customers in writing following the Effective Date. Indications of interest with respect to Shares transmitted to you prior to the Effective Date are subject to acceptance or rejection by you in your sole discretion and are conditioned upon the occurrence of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of Shares in the respective state.

(d)                                 Indications of interest with respect to Shares not cancelled by us prior to or on the later of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of Shares in the respective state, and accepted by you will be deemed by you to be orders for Shares.

(e)                                  We agree that with respect to orders for Shares, we will transmit such orders received during the Initial Offering Period to you within the time period as specified in the preliminary Prospectus of the Fund involved (or in the time period as extended by you in writing). We also agree to transmit any customer order received during the Continuous Offering Period to you prior to the time that the public offering price for such Fund is next determined after our receipt of such order in order for it to be processed at that day’s NAV as set forth in the Fund’s Prospectus. There is no assurance that a Fund will engage in a continuous offering of Shares.

(f)                                    We agree to transmit to our customers any repurchase offer notices received from you within the time period as specified in the Prospectus and to use

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our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its transfer agent by the applicable repurchase request deadline.

5.               All indications of interest and orders transmitted to you are subject to the terms and conditions of the Fund’s Prospectus (including, without limitation, those provisions regarding the purchase, exchange and redemption of Fund Shares and policies to deter market timing and other inappropriate trading activity such as any redemption fees and any limitations on exchanges) and this Agreement and are subject to acceptance or rejection by you in your sole discretion.

6.               We shall not make any representations concerning any Fund Shares other than those contained in the Prospectus of the Fund involved, in repurchase offer notices or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase offer notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

7.               In determining the amount of any sales commission payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the relevant transfer agent to the contrary, the Shares ordered will be deemed to be the total holdings of the specified investor.

8.               (a)                               In accordance with the terms of the Prospectus of the Fund involved, a reduced sales load may be available to customers that purchase Investor A Shares of a Fund sold with a front-end sales load at the then current public offering price per share applicable to the total of the (i) dollar amount of Shares then being purchased plus (ii) an amount equal to the then current NAV of Investor A Shares of such Fund (and any other Fund as may be permitted by the applicable Prospectus) that are already beneficially owned at the time of purchase by the customer on which a front-end sales load has been directly or indirectly paid. Certain purchases of Investor A Shares made by a customer and certain other persons (for example, a customer’s spouse and minor children) as set forth from time to time in the applicable Fund Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the applicable Fund Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Fund involved.

(b)                                 We acknowledge that certain classes of investors may be entitled to purchase Investor A Shares of a Fund at NAV without a front-end sales load as from time to time provided in the applicable Fund Prospectus.

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(c)                                  We agree to advise you promptly as to the amount of any and all sales of Investor A Shares by us qualifying for a reduced front-end sales load or an exemption from the front-end sales load.

(d)                                 Exchanges (for example, the investment of the proceeds from the liquidation of Investor A Shares of one Fund in the Investor A Shares of another Fund) shall, where available, be made in accordance with the terms of each Fund Prospectus. Exchange privileges may be modified or terminated at any time in the sole discretion of the Fund(s) involved.

9.               In accordance with the terms of the Prospectus of the Fund involved, exemptions from the contingent deferred sales charge applicable to Investor A, Investor B and Investor C Shares may be available to certain of our customers under specified circumstances. We agree to advise you promptly as to any such shares owned by our customers that qualify for such exemptions.

10.         The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund involved and instructions received by us from you or the Transfer Agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers.

Our handling of orders for transactions of Fund shares shall also comply with our firm’s internal policies and procedures, which we believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which we believe provide adequate controls and procedures to ensure ongoing compliance with all applicable federal and state securities laws and the rules, regulations of applicable regulatory agencies or authorities and the Fund’s prospectus.

We shall monitor all accounts held with us for inappropriate trading activity such as market timing, excessive short-term trading and such other activity described in the Fund’s Prospectus as being inappropriate or impermissible and shall inform you of any such activity that we identify. We will assist you in taking appropriate action against any accounts identified as engaging in inappropriate trading activity, including freezing all further purchases of Fund Shares by those accounts.

Further, we shall place purchase orders from customers with the respective Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases, exchanges, redemptions or repurchases) in any Fund Shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) you, each Fund, each transfer agent and your agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, damages, liabilities and

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expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund Shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 10 shall survive the termination of this Agreement.

11.         (a)                             We agree that payment for orders from us for the purchase of Investor A Shares will be made in accordance with the terms of the Prospectus for the applicable Fund. On or before the settlement date of each purchase order for Investor A Shares of any Fund (including the settlement date for any Shares sold during any Initial Offer Period), we shall either (i) remit to an account designated by you with the transfer agent an amount equal to the then current public offering price of the Investor A Shares of such Fund being purchased less our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or (ii) remit to an account designated by you with the transfer agent an amount equal to the applicable public offering price of the Investor A Shares of such Fund being purchased without deduction for our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus in which case our sales commission, if any, shall be payable to us by you on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

(b)                                 If any Investor A Shares under the terms of this Agreement are sold with a front-end sales load and are redeemed (in the case of an open-end Fund) or repurchased (in the case of a Closed-End Fund) for the account of a Fund or are submitted for redemption or repurchase within seven (7) business days after confirmation of our purchase order for such Investor A Shares: (i) we shall forthwith refund to you the full sales commission received by us on the sale, and (ii) you shall forthwith pay to the Fund your portion of the front-end sales load on the sale which had been retained by you, if any, and shall also pay to the Fund the amount refunded by us.

12.         (a)                             We agree that payment for orders from us for the purchase of Investor B and Investor C Shares will be made in accordance with the terms of the Prospectus for the applicable Fund. On or before the settlement date of each purchase order for Investor B or Investor C Shares of any Fund (including the settlement date for any Shares sold during any Initial Offering Period), we shall remit to an account designated by you with the Transfer Agent an amount equal to the applicable public offering price (currently the NAV) of the Investor B or Investor C Shares of such Fund being purchased. Commissions on the sale of Investor B or Investor C Shares shall be payable to us by you on at least a monthly basis at the rate(s) set forth in the applicable Prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable

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Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

(b)                                 If any Investor B or Investor C Shares under the terms of this Agreement are sold and are redeemed (in the case of an open-end Fund) or repurchased (in the case of a Closed-End Fund) for the account of a Fund or are tendered for redemption or repurchase within seven (7) business days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full sales commission received by us on the sale, and (ii) you shall forthwith pay to the Fund the deferred sales charge you received in connection with the sale.

13.         Certificates for Shares sold hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customers’ specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless other arrangements are made by you and us. However, in making delivery of such share certificates, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund Shares. We acknowledge that the terms of a Fund’s Prospectus may provide that certificates for Shares shall not be issued under any circumstances.

14.         We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

15.         We further represent and warrant that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Conduct Rules. We agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers’ share transactions and all requirements to provide specific disclosures to our customers, including, but not limited to, any disclosures regarding fees or other compensation paid to us or our affiliates by any Fund or its affiliates: You agree to inform us, upon our request, as to the states in which you believe the Shares of respective Funds have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make Shares of any Fund available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon your written notice of termination to us.

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16.         The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 16 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 16 shall survive the termination of this Agreement.

17.         We have policies and procedures in place in order to comply with our obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act (“BSA”) and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise, including without limitation rules requiring us to implement a anti-money laundering program and a customer identification program. Subject to legal restrictions, we will, upon your request, promptly provide to you or the respective Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Funds.

18.         Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party’s prior consent and except as required by any applicable federal or state law, rule or regulation.

19.         Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices located at 760 Moore Road, King of Prussia, Pennsylvania 19406 and all notices to us shall be given or sent to us at our address shown below.

20.         This Agreement shall become effective only when accepted and signed by you, and may be terminated immediately, without prior notice, by either party. This Agreement may be amended by you at any time upon written notice to us and our placing an order to purchase after notice of such amendment has been sent to us shall constitute our agreement to such amendment. This Agreement is not assignable or transferable without the prior written consent of the other party,

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except that upon 30 days prior written notice to us, you may assign or transfer this Agreement to any successor that becomes principal underwriter of the Funds. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating to said subject matter.

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21.       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

Very truly yours,

Raymond James & Associates Inc.
Name of Broker-Dealer (please print or type)

705
CRD #

880 Carillon Parkway
Address

St. Petersburg, FL 33716
City State Zip Code

By:	Andrew Gotfried
Authorized Officer (please print or type)

/s/ Andrew Gotfried 12/8/05
Signature

Vice President
Title

12/8/2005
Date

Note: Please sign and return all copies of this Agreement to BLACKROCK DISTRIBUTORS, INC. Upon acceptance, one countersigned copy will be returned to you for your files.

Accepted:	BLACKROCK DISTRIBUTORS, INC.

By:	Bruno DiStefano
Authorized Officer

/s/ Bruno DiStefano
Signature

VP
Title

12-13-05
Date

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ADDENDUM
To the
Broker-Dealer Agreement
between
BlackRock Distributors, Inc.
And
Raymond James & Associates, Inc.

This addendum (“Addendum”) to the BROKER-DEALER AGREEMENT (the “Agreement”), which is attached hereto for reference, is hereby entered into by BlackRock Distributors, Inc. (“BDI”) and Raymond James & Associates, Inc. (“Service Organization”). The Addendum and the Agreement, as amended by this Addendum, constitute the entire Agreement. The Addendum amends the Agreement as follows:

1.               By deleting the first sentence of section 1 of the Agreement and substituting the following therefor:

“Customers of ours who purchase Shares through us are for all purposes our customers and not customers of the Fund.”

2.               By adding a new sentence before the last sentence in section 1 of the Agreement as follows:

“You are responsible for all applicable rules and regulations of any direct business provided that they are not a customer of Raymond James & Associates, Inc.”

3.               By deleting the third sentence of section 3 of the Agreement and substituting the following therefor:

“In connection with offers to sell and sales of Shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of any legally required document; and unless otherwise agreed, we shall promptly confirm in writing all share transactions of our customers.”

4.               By deleting the second paragraph of section 10 of the Agreement and substituting the following therefor:

“Our handling of orders for transactions of Fund shares shall also comply with our firm’s internal policies and procedures, which we believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which we believe provide adequate controls and procedures reasonably designed to ensure ongoing compliance with all applicable federal and state securities laws and the rules, regulations of applicable regulatory agencies or authorities and the Fund’s prospectus.”

5.               By deleting sections 11(b)(i) and 12(b)(i) of the Agreement and substituting the following thereof:

“(i) we shall upon notification forthwith refund to you the full sales commission received by us on sales, and”

6.               By deleting the fourth, fifth and sixth sentence of section 15 of the Agreement and substituting the following therefor:

“Each party agrees to notify the other immediately in the event of our expulsion or suspension from the NASD. Expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension from the NASD will terminate this Agreement effective immediately upon written notice of termination.”

7.               By adding a new sentence after the first sentence in section 16 of the Agreement as follows:

“Both parties shall comply with all Sections of Regulation S-P.”

8.               By deleting the first sentence of section 17 of the Agreement and substituting the following therefor:

“Both parties have policies and procedures in place in order to comply with our obligations under the provisions of the USA PATRIOT Act, the Bank Secrecy Act (“BSA”) and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise, including without limitation rules requiring us to implement a anti-money laundering program and a customer identification program. Subject to legal restrictions, the parties, upon request, promptly provide evidence of those policies and procedures and compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Funds.”

9.               By adding section 21 to the Agreement as follows:

“21.                      In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, each dispute will be settled in arbitration in accordance to the then existing rules of the NASD.”

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of the day and year written below.

RAYMOND JAMES & ASSOCIATES, INC.		BLACKROCK DISTRIBUTORS, INC.

By:	Andrew Gotfried	By:	Bruno DiStefano

Signature:	/s/ Andrew Gotfried 12/8/05	Signature:	/s/ Bruno DiStefano

Title:	Vice President	Title:	VP

Date:	December 8, 2005	Date:	12-13-05

February 23, 2007

Re:                                         Addendum to Agreement

Dear Sir or Madam:

As you may know, BlackRock, Inc. (“BlackRock”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers (“MLIM”), to BlackRock to form a new asset management company that will be one of the world’s preeminent, diversified global money management organizations with approximately $1 trillion in assets under management (the “Transaction”). The new company will operate under the BlackRock name. The Transaction is expected to close at the end of the third quarter of 2006.

Currently, your firm has an agreement with both (i) FAM Distributors, Inc. or its affiliates (“FAMD”) pursuant to which you provide broker-dealer and/or other services with respect to MLIM-advised mutual funds and (ii) BlackRock Distributors, Inc. (“BDI”), BlackRock Advisors, Inc. (“BAI”) and/or BlackRock Funds (the “Fund”) pursuant to which you provide broker-dealer and/or certain other services with respect to shareholders of certain portfolios of the Fund. You have recently received a letter from FAMD notifying you that your existing agreement will terminate upon the closing of the Transaction. Therefore, we are proposing that your agreement with BDI, BAI and/or the Fund be amended to include certain of the current MLIM-advised funds that will be managed by BlackRock following the closing of the Transaction. We are also proposing certain technical revisions to your agreement. Upon the closing of the Transaction, your arrangements with BlackRock will govern your relationship with the combined BlackRock fund family.

Information is enclosed regarding the implementation of the SEC’s new redemption fee rule, Rule 22c-2 under the Investment Company Act of 1940. This information has been prepared for you by BAI and the Fund. As you may know, this rule, in part, requires us as a fund company to enter into an agreement with each of our financial intermediaries that provides us access to shareholder identification and transaction information upon request. The terms of the agreement are based upon the requirements of the SEC rule. Based upon a review of our records, we believe your company is a financial intermediary covered by the rule.

We are hereby notifying you of our intent to revise the terms of our existing agreement to include the provisions set forth below. While we also are asking you to indicate your acceptance of the revisions to our agreement by signing, dating and returning to us a copy of the attached Addendum, any transaction you submit to us on or after the closing of the Transaction will be deemed to evidence your consent to this revision to our existing agreement. To facilitate this process, the revisions to our existing agreement regarding Rule 22c-2 are generally consistent with the “Model Contractual Clauses of Rule 22c-2” that were jointly developed by the Investment Company Institute and the Securities Industry Association.

Please note that, pursuant to the SEC’s rule, your failure either to accept these changes to our existing agreement or reach other accommodations with BlackRock by the Rule’s compliance date may result in our inability to continue to accept trades you place on behalf of your clients.

I hope you find this information useful. Should you have any questions about the attached Addendum, the SEC’s new rule, or other issues relating to our implementation of the Rule, please feel free to contact me at 610-382-8618.

Please sign, date and return the foregoing Addendum to me at the address below. If you object to the foregoing Addendum, please contact me at 610-382-8618. immediately. If we do not hear from you within six days from the date of this letter, we will assume that you do not have any objections to the Addendum. Please note that any transaction you submit to us on or after the closing of the Transaction will be deemed to evidence your consent to the Addendum. If we do not have an Addendum in place with you by October 16, 2006 (or such later date as the SEC may permit) the Fund will be required to reject any subsequent purchase and exchange transactions and possibly terminate the Agreement.

Additionally, we have included a brief questionnaire in order to help understand the types of accounts, system capabilities and policies that you currently have in place. This information will be used to assist in the evaluation and assessment of risk in various categories we believe are associated with this new rule. In part, the data gathered will be used to determine the frequency with which we will need to request detailed trading activity, given the overall level of risk assigned. Please complete the questionnaire, sign and date the Addendum and mail them by September 27, 2006 to:

BlackRock Distributors, Inc.

760 Moore Road

King of Prussia, PA 19406

Attn: Bruno DiStefano

We appreciate your cooperation.

Sincerely,

Bruno DiStefano
Vice President

Addendum to Agreement

You (“Service Organization”) have entered into a Broker-Dealer Agreement, Amended and Restated Selected Dealer Agreement, Service Agreement for Service Shares, Shareholder Liaison Service Agreement for Institutional Class Shares, DCC&S Agreement and/or a Trust Fund/SERV Agreement (collectively, the “Agreement”) with BlackRock Distributors, Inc. (“BDI”), BlackRock Advisors, LLC. (“BAL”) and/or BlackRock Funds (the “Fund”) regarding the provision of broker-dealer, shareholder liaison and/or operational services with respect to shareholders of certain portfolios of the Fund. The parties to the Agreement hereby agree that the Agreement is hereby amended to add the following:

Rule 22c-2 Compliance

(a)                                  Agreement to Provide Information. The Service Organization agrees to provide to the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s)(as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (“Rule 22c-2”)) of an account maintained by the Service Organization and the amount, date, name or other identifier of any investment professional(s) associated with Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

(i)                                          Period Covered by Request. Requests must set forth a specific period which will generally not exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)                                       Form and Timing of Response. (a) The Service Organization agrees to provide, promptly upon request of the Fund or its designee but in any event not later than five (5) business days after receipt of request, the requested information specified in Paragraph (a). If requested by the Fund or its designee, the Service Organization agrees, to use best efforts to determine promptly but in any event not later than five (5) business days after receipt of request, whether any specific person about whom it has received the identification and transaction information specified in Paragraph (a) is itself a financial intermediary (as defined in Rule 22c-2) (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly but in any event not later than five (5) business days after receipt of request, either (i) provide (or arrange to have provided) the information set forth in Paragraph (a) and any information required to be provided by law, regulation, regulatory request or rule for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name or behalf of other persons, securities issued by the Fund. The Service Organization additionally agrees to inform the Fund whether it plans to perform (i) or (ii); (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)                                    Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the Service Organization’s prior written consent.

(b)                                 Agreement to Restrict Trading. The Service Organization agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through an account with the Service Organization) that violate policies established or utilized by the Fund for the purpose of eliminating, or reducing, or that would result in, any dilution of the value of the outstanding Shares issued by the Fund.

(i)                                          Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)                                  Timing of Response. The Service Organization agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Service Organization.

(iii)                               Confirmation. The Service Organization must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. The Service Organization agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

Definitions. For the purposes of this Agreement.

(a)          The term “Fund” includes the fund’s principal underwriter, clearing agency and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

(b)         The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary

(c)          The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name or as otherwise defined in Rule 22c-2.

Additional Funds

For purposes of the Agreement, the term “Fund” or “Funds” shall include any registered open-end investment company, and the investment portfolios thereof, distributed by BDI, excluding the investment portfolios of (i) BlackRock Liquidity Funds, (ii) Merrill Lynch Funds for Institutions Series, (iii) FDP Series, Inc. and (iv) Managed Account Series.

Amendment

This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

Entire Agreement

The Agreement, including all exhibits, contains the entire agreement between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, including without limitation any agreements between Service Organization or its affiliates and (i) State Street Research & Management Company, its affiliates and/or the State Street Research mutual funds or (ii) FAM Distributors, Inc. and/or the mutual funds advised by Merrill Lynch Investment Managers or one of its affiliates.

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To the extent that provisions of the Agreement and this Addendum are in conflict, the terms of this Addendum shall control. Except to the extent amended by this Addendum, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

Agreed and Accepted:

Raymond James & Associates, Inc.		BlackRock

Signature:	/s/ Andrew Gotfried	Signature:	/s/ Bruno DiStefano

Name:	Andrew Gotfried	Name:	Bruno DiStefano

Title:	Vice President	Title:	VP

Dated:	3/26, 2007	Dated:	3-13, 2007

Firm Name:	Raymond James Financial Services, Inc.

Signature:	/s/ Jim Fulp

Name:	Jim Fulp

Title:	Executive Vice President

Dated:	3/20, 2007

Amendment to Agreement (s)

You (“Service Organization”) have entered into one or more agreements (“Agreement” or “Agreement(s)”) with BlackRock Distributors, Inc. (“BDI”) and/or BlackRock Advisors, LLC relating to sales of the BlackRock open-end mutual funds pursuant to which you may provide one or more of the following types of services under the terms of your Agreement(s): general shareholder liaison, distribution and sales support, distribution and marketing support, operational and/or recordkeeping services, networking services and/or sub-accounting services in return for certain payments. The parties to the Agreement(s) hereby agree that effective as of October 1, 2008, each such Agreement is hereby amended to indicate that BlackRock Investments, Inc. (“BII”) shall replace BDI as a contracting party, and each reference to BDI in the Agreement shall be replaced with a reference to BII. Service Organization hereby consents to BII succeeding to all of BDI’s rights, obligations, interests and liabilities under the Agreements and to the substitution in all respects of BII for BDI as a party to the Agreements.

The parties to the Agreement(s) agree that, under the terms of the Prospectuses and 12b-1 Plans for the Funds underwritten by BII and consistent with BII’s course of dealing with your firm and pursuant to such Agreement(s), any Rule 12b-1 fees that BII may pay to your firm in connection with distribution and/or shareholder services and pursuant to the terms of your firm’s Agreement(s), if applicable, will only derive from Rule 12b-1 fees actually received by BII from the applicable Fund, and consistent with guidelines from the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission, any Rule 12b-1 and/or service fees are not payable by BII to your firm unless and until received by the applicable Fund,

This amendment confirms that once BII receives such service and/or 12b-1 fees from the applicable Fund, commissions or other payments will be paid to your firm in the same manner and time frame to which your firm is accustomed to receiving such fees (so long as such fees are included under the terms of your Agreement(s)).

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To the extent that provisions of the Agreement(s) and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement(s) shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

Agreed and Accepted:

Firm Name:	Raymond James & Assoc.	BlackRock Investments, Inc.

Signature:	/s/ Scott A. Curtis	Signature:	/s/ Don Burke

Name:	Scott A. Curtis	Name:	Don Burke

Title:	Sr. Vice President	Title:	Managing Director

Dated:	9/16, 2008	Dated:	10/2, 2008

BlackRock Distributors, Inc.

Signature:	/s/ Bruno DiStefano

Name:	Bruno DiStefano

Title:	Vice President

Dated:	09/29/, 2008